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             [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]


                                                                     May 5, 1998

Triarc Companies, Inc.
280 Park Avenue
New York, New York 10017

                                          Triarc Companies, Inc.
                                    Registration Statement on Form S-3

Ladies and Gentlemen:

                  In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Triarc Companies, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act (the "Rules"), we have been requested by the Company to furnish our opinion as to the legality of (i) $360,000,000 aggregate principal amount at maturity of its Zero Coupon Convertible Subordinated Debentures due 2018 (the "Debentures") and (ii) the 3,407,400 shares of the Company's Class A Common Stock, par value $.01 (the "Common Stock"),




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Triarc Companies, Inc.                                                        2

which are initially issuable upon conversion of the Debentures, plus those additional shares of Common Stock as may become issuable upon conversion of the Debentures as a result of adjustments to the conversion price, all of which are being registered under the Registration Statement.

                  In connection with the furnishing of this opinion, we have reviewed (i) the Registration Statement; (ii) the Indenture dated as of February 9, 1998 (the "Indenture") between the Company and The Bank of New York, as trustee; (iii) the Registration Rights Agreement dated as of February 4, 1998 (the "Registration Rights Agreement") between the Company and Morgan Stanley & Co. Incorporated; and (iv) orig-inals, or copies certified or otherwise identified to our satisfaction, of the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, each as in effect today, and records of certain corporate proceedings of the Company.

                  In addition, we have assumed, without independent investigation, (i) the enforceability of the Indenture and the Registration Rights Agreement against each party to those agreements (other than the Company), (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals and the conformity of original documents to all documents submitted to us as certified, photostatic, reproduced or conformed copies, (iv) the authenticity of all the latter documents and (v) the legal capacity of all individuals who have executed any of the documents reviewed by us.

                  We have also examined and relied upon representations as to factual matters contained in certificates of officers of the Company, and have made those other investigations of fact and law and have examined and relied upon the originals, or copies


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Triarc Companies, Inc.                                                        3

certified or otherwise identified to our satisfaction, of those documents, records, certificates or other instruments, and upon factual information otherwise supplied to us, as in our judgment are necessary or appropriate to render the opinions expressed below.

                  Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth in this opinion, we are of the opinion that (i) the Debentures are valid, legal and binding obligations of the Company, enforceable against the Company in accordance with their terms, except that the enforceability of the Debentures may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in equity or at law); and (ii) the shares of Common Stock issuable upon conversion of the Debentures have been duly authorized and reserved and, when issued upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.

                  Our opinions expressed above are limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States. Please be advised that no member of this firm is admitted to practice in the State of Delaware. Our opinion is rendered only with respect to laws, and the rules, regulations and orders under them, which are currently in effect.


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Triarc Companies, Inc.                                                        4

                  We hereby consent to use of this opinion as an Exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" contained in the Prospectus included in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the Rules.

                                            Very truly yours,
                           /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON


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